POWER OF ATTORNEY

TECHTRONIC INDUSTRIES COMPANY LTD.


  The undersigned is authorized to represent and act on behalf of Techtronic Industries
Company Ltd., an entity formed under the laws of Hong Kong (the "Company"). The Company is subject to the reporting requirements of section 16(a) of the Securities Exchange
Act of 1934 with respect to its holdings of shares of Green Earth Technologies, Inc.
(the "Issuer"), and hereby constitutes and appoints Benjamin G. Lombard and John K.
Tokarz, and each of them, each with full power to act without the other and with full power of substitution and resubstitution, as attorneys or attorney to sign and file in its name, place and stead, in any and all capacities, a Form 4, Form 5 or any successor form for reporting the Company's transactions in and holdings of the shares of common stock of the Issuer for purposes of section 16(a) of the Exchange Act, and any and all other documents to be filed with the Securities and Exchange
Commission pertaining to or relating to such forms, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

Executed as of August 27, 2013

TECHTRONIC INDUSTRIES COMPANY LTD.

BY /s/ Sean Dougherty
  Sean Dougherty, Deputy Group Chief Financial
                  Officer